UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (319) 399-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
As previously disclosed, on November 30, 2010 United Fire & Casualty Company, an Iowa corporation (“United Fire”), Red Oak Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of United Fire (“Acquisition Corp.”) and Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”) entered into an Agreement and Plan of Merger, providing for the merger of Mercer with and into Acquisition Corp., resulting in Mercer becoming a wholly owned subsidiary of United Fire (the “Merger Agreement”).
On March 16, 2011, United Fire issued a press release announcing that (i) at the special meeting of Mercer stockholders held on March 16, 2011, Mercer’s stockholders voted to approve a proposal to adopt the Merger Agreement, (ii) as of March 9, 2011, United Fire had received the required regulatory approvals from the Pennsylvania Insurance Department, the New Jersey Department of Banking and Insurance, and the California Department of Insurance of United Fire’s acquisition of control of Mercer’s insurance company subsidiaries located in Pennsylvania, New Jersey and California and (iii) the parties currently anticipate completing the merger prior to the end of March, 2011. Closing the transactions contemplated by the Merger Agreement remains subject to the fulfillment or waiver of certain other customary closing conditions that have not yet been satisfied.
A copy of United Fire’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Safe Harbor Statement
This communication contains certain statements related to either our future results, or our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact our results or intentions include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the United Fire and Mercer businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, the failure to satisfy the closing conditions; general economic conditions in the jurisdictions in which United Fire and Mercer do business; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; and the cost of resolution of other contingent liabilities and loss contingencies. Additional information concerning United Fire’s business, including factors that potentially could materially affect United Fire’s financial results, is contained in United Fire’s filings with the Securities and Exchange Commission (the “SEC”). See United Fire’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Annual Report to Shareholders for the fiscal year ended December 31, 2009, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to United Fire’s business. United Fire does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description of Exhibit
99.1	Press Release, issued by United Fire on March 16, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company (Registrant)
/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

Date: March 16, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Press Release, issued by United Fire & Casualty Company on March 16, 2011.